Exhibit 23.2

                              ACCOUNTANTS' CONSENT


The Shareholders
Lexington Corporate Properties Trust:

We consent to the use of our report dated January 28, 2003, except as to note 18 which is as of March 15, 2003, with respect to the consolidated financial statements and related consolidated financial statement schedule, included in Lexington Corporate Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2002, incorporated by reference in this Form S-3 Registration Statement and to the reference to our firm under the heading "Experts" in the Form S-3 Registration Statement.

                                                                    /s/ KPMG LLP


New York, New York
June 10, 2003